As filed with the Securities and Exchange Commission on January 13, 2015

Registration No. 002-94436

Registration No. 033-63958

Registration No. 033-53589

Registration No. 333-41363

Registration No. 333-46901

Registration No. 333-57575

Registration No. 333-65265

Registration No. 333-37308

Registration No. 333-41904

Registration No. 333-57608

Registration No. 333-70560

Registration No. 333-117489

Registration No. 333-134316

Registration No. 333-179345

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Post-Effective Amendment No. 1 on Form S-8 Registration Statement No. 002-94436

Post-Effective Amendment No. 1 on Form S-8 Registration Statement No. 033-63958

Post-Effective Amendment No. 1 on Form S-8 Registration Statement No. 033-53589

Post-Effective Amendment No. 1 on Form S-8 Registration Statement No. 333-41363

Post-Effective Amendment No. 1 on Form S-8 Registration Statement No. 333-46901

Post-Effective Amendment No. 1 on Form S-8 Registration Statement No. 333-57575

Post-Effective Amendment No. 1 on Form S-8 Registration Statement No. 333-65265

Post-Effective Amendment No. 1 on Form S-8 Registration Statement No. 333-37308

Post-Effective Amendment No. 1 on Form S-8 Registration Statement No. 333-41904

Post-Effective Amendment No. 1 on Form S-8 Registration Statement No. 333-57608

Post-Effective Amendment No. 1 on Form S-8 Registration Statement No. 333-70560

Post-Effective Amendment No. 1 on Form S-8 Registration Statement No. 333-117489

Post-Effective Amendment No. 1 on Form S-8 Registration Statement No. 333-134316

Post-Effective Amendment No. 1 on Form S-8 Registration Statement No. 333-179345

International Rectifier Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-1528961 (I.R.S. Employer Identification No.)

101 N. Sepulveda Blvd. El Segundo, California (Address of Principal Executive Offices)	90245 (Zip Code)

International Rectifier Corporation 1984 Stock Participation Plan

International Rectifier Corporation Stock Option Plan of 1992

International Rectifier 1984 Stock Participation Plan (Amended)

International Rectifier Corporation Amended and Restated Stock Incentive Plan of 1992

International Rectifier Corporation 1997 Employee Stock Incentive Plan

International Rectifier Corporation Retirement Savings Plan

International Rectifier Corporation 2000 Stock Incentive Plan

International Rectifier Corporation 2000 Incentive Plan (Amended and Restated as of September 28, 2000)

(formerly known as 2000 Stock Incentive Plan)

International Rectifier Corporation 1997 Employee Stock Incentive Plan (As Amended)

International Rectifier Corporation 2000 Incentive Plan

International Rectifier Corporation 2011 Performance Incentive Plan

(Full title of the plan)

Timothy Bixler

General Counsel and Secretary

International Rectifier Corporation

101 N. Sepulveda Blvd.

El Segundo, California 90245

(Name and address of agent for service)

(310) 726-8000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of International Rectifier Corporation (the “Registrant”):

1.              Registration No. 02-94436, filed with the Securities and Exchange Commission (the “Commission”) on November 20, 1984, pertaining to the registration of 750,000 shares of common stock, par value $1.00 per share (the “Common Stock”), issuable pursuant to the International Rectifier Corporation 1984 Stock Participation Plan;

2.              Registration No. 033-63958, filed with the Commission on June 7, 1993, pertaining to the registration of 625,000 shares of Common Stock, issuable pursuant to the International Rectifier Corporation Stock Option Plan of 1992;

3.              Registration No. 033-53589, filed with the Commission on May 11, 1994, pertaining to the registration of 1,000,000 shares of Common Stock, issuable pursuant to the International Rectifier 1984 Stock Participation Plan (Amended);

4.              Registration No. 333-41363, filed with the Commission on December 2, 1997, pertaining to the registration of 7,500,000 shares of Common Stock, issuable pursuant to the International Rectifier Corporation Amended and Restated Stock Incentive Plan of 1992;

5.              Registration No. 333-46901, filed with the Commission on February 25, 1998, pertaining to the registration of 850,000 shares of Common Stock, issuable pursuant to the International Rectifier Corporation 1997 Employee Stock Incentive Plan;

6.              Registration No. 333-57575, filed with the Commission on June 24, 1998, pertaining to the registration of 1,500,000 shares of Common Stock, issuable pursuant to the International Rectifier Corporation Retirement Savings Plan;

7.              Registration No. 333-65265, filed with the Commission on October 2, 1998, pertaining to the registration of 985,000 shares of Common Stock, issuable pursuant to the International Rectifier Corporation 1997 Employee Stock Incentive Plan;

8.              Registration No. 333-37308, filed with the Commission on May 18, 2000, pertaining to the registration of 4,500,000 shares of Common Stock, issuable pursuant to the International Rectifier Corporation 2000 Stock Incentive Plan;

9.              Registration No. 333-41904, filed with the Commission on July 21, 2000, pertaining to the registration of 2,000,000 shares of Common Stock, issuable pursuant to the International Rectifier Corporation 1997 Employee Stock Incentive Plan;

10.       Registration No. 333-57608, filed with the Commission on March 26, 2001, pertaining to the registration of 3,000,000 shares of Common Stock, issuable pursuant to the International Rectifier Corporation 2000 Incentive Plan (Amended and Restated as of September 28, 2000) (formerly known as 2000 Stock Incentive Plan);

11.       Registration No. 333-70560, filed with the Commission on October 1, 2001, pertaining to the registration of 3,100,000 shares of Common Stock, issuable pursuant to the International Rectifier Corporation 1997 Employee Stock Incentive Plan (As Amended);

12.       Registration No. 333-117489, filed with the Commission on July 19, 2004, pertaining to the registration of 1,000,000 shares of Common Stock, issuable pursuant to the International Rectifier Corporation 1984 Stock Participation Plan;

13.       Registration No. 333-134316, filed with the Commission on May 19, 2006, pertaining to the registration of 4,500,000 shares of Common Stock, issuable pursuant to the International Rectifier Corporation 2000 Incentive Plan; and

14.       Registration No. 333-179345, filed with the Commission on February 3, 2012, pertaining to the registration of 10,383,530 shares of Common Stock, issuable pursuant to the International Rectifier Corporation 2011 Performance Incentive Plan.

On August 20, 2014, the Registrant entered into an Agreement and Plan of Merger (as amended, modified and supplemented from time to time, the “Merger Agreement”) by and among the Registrant, Infineon Technologies AG, a stock corporation (Aktiengesellschaft) (“Parent”), and Surf Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, on January 13, 2015, Merger Sub merged with and into the Registrant, with the Registrant continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent (the “Merger”).

In connection with the consummation of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, the Registrant hereby removes from registration the securities of the Registrant registered but unsold under the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of El Segundo, California, on January 13, 2015.  No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

International Rectifier Corporation

By:	/s/ Timothy Bixler
Name: Timothy Bixler
Title: General Counsel and Secretary